                                                      Registration No. 333-47407



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933





                            United Retail Group, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)


                                   51-0303670
                      (I.R.S. employer identification no.)

            365 West Passaic Street, Rochelle Park, New Jersey 07662
               (Address of principal executive offices) (Zip code)


               United Retail Group Restated 1996 Stock Option Plan
                            1991 Performance Options
                     Restated 1989 Performance Option Plan
                            (Full title of the plan)


                                George R. Remeta
                             365 West Passaic Street
                         Rochelle Park, New Jersey 07662
                     (Name and address of agent for service)

                                 (201) 909-2110
           Telephone number, including area code, of agent for service

                                1,492,313 SHARES


                            UNITED RETAIL GROUP, INC.

                                  COMMON STOCK
                           (PAR VALUE $.001 PER SHARE)

                             -----------------------



         The 1,492,313 shares of Common Stock offered hereby are being sold by the Selling Stockholders and are presently outstanding or issuable upon the exercise of employee stock options under United Retail Group, Inc.'s Restated 1989 Performance Option Plan, 1991 Performance Options, and Restated 1996 Stock Option Plan. See "Selling Stockholders". The Company will not receive any of the proceeds from the sale of the shares offered hereby.


         The Common Stock is quoted on the NASDAQ National Market System under the symbol "URGI".

         SEE "RISK FACTORS" FOR CERTAIN CONDITIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.


                             -----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------



              The date of this Prospectus is September 25, 1998

                         -------------------------------

                              AVAILABLE INFORMATION



         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The public may read and copy any materials that the Company filed with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission. The public may obtain information on the operation of the Commission's Public Reference Room by calling the Commission at 1-800-SEC-0330. Such reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NASDAQ National Market System, 1735 K Street, N.W., Washington, D.C. 20006, on which the Common Stock of the Company is listed. The Commission maintains an Internet site that contains reports, proxy statements and other information regarding the Company filed electronically with the Commission. The domain name of the Commission's Internet site is http://www.sec.gov.


                         ------------------------------

                           INCORPORATION BY REFERENCE


                  Certain reports, proxy statements and other information filed by the Company and the Selling Stockholders with the Commission have been incorporated by reference in this Prospectus but are not being delivered herewith. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that has been incorporated by reference in this Prospectus). Requests for a copy of such information should be directed to the Company's Senior Vice President- General Counsel, 365 West Passaic Street, Rochelle Park, New Jersey 07662 (Telephone No.
(201) 909-2200), (e-mail kencarroll@ibm.net).


                         -------------------------------

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                                  RISK FACTORS

COMPETITION


         All aspects of the women's retail apparel business are highly competitive. Many of the competitors are units of large national chains that have substantially greater resources than the Company. Management believes that its principal competitors include all major national and regional department stores, specialty retailers (including Lane Bryant, Inc., which is a subsidiary of The Limited, Inc., and which management believes is the largest specialty retailer of large-size women's apparel), discount stores, mail order companies, television shopping channels and interactive electronic media. Management believes its merchandise selection, prices, consistency of merchandise quality and fit, and appealing shopping experience emphasizing strong merchandise presentations, together with its experienced management team, management information systems and logistics capabilities, enable it to compete in the marketplace.


EXTERNAL INFLUENCES


         Future operating results could differ materially from those currently anticipated by the Company due to unforeseeable problems that might arise and
(i) miscalculation of fashion trends, (ii) shifting shopping patterns, both within the specialty store sector and in other channels of distribution, (iii) extreme or unseasonable weather conditions, (iv) imposition by the bank that now issues the Company's proprietary credit cards of more onerous fees and finance charges to be paid by credit card customers (the late fees charged to delinquent credit card customers were increased substantially by the bank in February
1998), (v) disruptions in the telecommunications, banking, credit card, transportation, utilities and apparel manufacturing industries in the United States and abroad caused by the inability of their computerized systems and embedded technology to accommodate dates after 1999, (vi) economic downturns, weakness in overall consumer demand, and variations in the demand for women's fashion apparel, (vii) imposition by vendors, or their third-party factors, of more onerous payment terms for domestic merchandise purchases, (viii) acceleration in the rate of business failures and inventory liquidations in the specialty store sector of the women's apparel industry, and (ix) disruptions in the sourcing of merchandise abroad, including (a) political instability and economic distress in South Asia, (b) China's claims to sovereignty over Taiwan,
(c) North Korea's claims to sovereignty over South Korea, (d) exchange rate fluctuations, (e) trade sanctions or restrictions, (f) changes in quota and duty regulations, (g) delays in shipping, (h) increased costs of transportation or
(i) disruptions in government services in the United States and abroad caused by the inability of computerized systems and embedded technology to accommodate dates after 1999, including delays in the issuance by the United States Customs Service of clearances on imported merchandise.


CONTROLLING STOCKHOLDERS


         The Company's largest stockholder is Limited Direct Associates, L.P. ("LDA"), which owned 2,600,000 shares, approximately 19.9% of the outstanding Common Stock, at August 31, 1998. LDA is an affiliate of The Limited, Inc.

         At August 31, 1998, approximately 39.4% of the outstanding Common Stock was held by LDA, Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company, the other Management Stockholders and certain other stockholders who are parties to a Restated Stockholders' Agreement. In accordance with the Restated Stockholders' Agreement, LDA will designate one Director for election to a one-year term at the Annual Meeting of Stockholders on May 26, 1999, and Mr. Benaroya will designate two Directors for election to a one-year term at the Annual Meeting of Stockholders on May 26, 1999, all three of whom the parties to the Restated Stockholders' Agreement have agreed to vote for. (There is one vacancy on the Board, which has a full complement of nine Directors.) Accordingly, LDA and Mr. Benaroya will together be able to exercise considerable influence over the management of the Company until May 2000. See "Incorporation of Certain Information By Reference."


DEPENDENCE ON KEY EXECUTIVE

         The Company believes that it has benefited substantially from the leadership of Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company. The Company believes that the loss of his services could have an adverse effect on the Company. Mr. Benaroya has a Restated Employment Agreement with the Company, dated November 1, 1991, that expires on May 20, 1999. See "Incorporation of Certain Information by Reference."

IMPACT OF CERTAIN REGISTRATION RIGHTS


         Under the Restated Stockholders' Agreement, LDA and Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company, each has demand registration rights to require the Company to prepare and file registration statements under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a combined total of 3,900,000 outstanding shares of Common Stock. In addition, under the Restated Stockholders' Agreement, LDA, Mr. Benaroya, the Management Stockholders and certain other stockholders have the right to participate on a "piggyback" basis in any future registration statements filed by the Company under the Securities Act to effect demand registration rights or to raise capital for itself through an offering of its equity securities, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration on a "piggyback" basis. See "Incorporation of Certain Information by Reference."



         The Company has agreed to prepare and file registration statements under the Securities Act with respect to a total of 320,000 shares of Common Stock issuable upon the exercise of certain employee stock options.



         The Company has registered under the Securities Act 657,375 shares of Common Stock that are either issuable pursuant to the exercise of employee stock options under the Restated 1990 Stock Option Plan or outstanding shares that were issued pursuant to the exercise of employee stock options under the Restated 1990 Stock Option Plan.



         The potential for sales of up to 6,748,500 shares of Common Stock under the registration statement of which this Prospectus is a part, the registration statement for the Restated 1990 Stock Option Plan and registration statements that may be filed pursuant to the exercise of Demand Registration Rights and the obligation to include sales by certain stockholders on a "piggyback" basis in any future registration statements could impair the Company's future ability to raise capital through an offering of its equity securities by increasing the number and size of public offerings of Common Stock by sellers other than the Company.

SHARES ELIGIBLE FOR FUTURE SALE


         As of August 1, 1998, the Company had outstanding 13,086,988 shares of Common Stock. There are outstanding employee stock options under the Restated 1990 Stock Option Plan on 615,300 shares of Common Stock, employee stock options on 736,300 shares included in the registration statement of which this Prospectus is a part and unregistered employee stock options on 320,000 shares.



         Any shares being sold by an "affiliate" of the Company (as that term is defined under the rules and regulations adopted under the Securities Act) or by a person who would be deemed to have been an "affiliate" at any time during the 90 days preceding a sale will be subject to the volume and manner of sale limitations in Rule 144 adopted under the Securities Act. See "Incorporation of Certain Information by Reference." A person who is not deemed to have been an "affiliate" at any time during the 90 days preceding a sale would be entitled to sell shares that are "restricted securities" under Rule 144 without regard to the volume and manner of sale limitations in Rule 144, provided that two years have elapsed since such shares have been acquired from the Company or an affiliate of the Company.


         Based on available information, the Company believes that all of its outstanding shares of Common Stock not held by its "affiliates" are eligible for sale without regard to the volume and manner of sale limitations in Rule 144.

         The Company can make no prediction as to the effect, if any, that sales of shares of Common Stock or the availability of shares of Common Stock for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.


RENOVATING COMPUTERIZED SYSTEMS AND REPLACING EMBEDDED TECHNOLOGY



         The Company operates a nationwide chain of specialty apparel retail stores, imports a significant portion of its inventory, and makes a proprietary credit card available to its customers. The Company's operations are heavily dependent on date sensitive computerized systems and embedded technology, including (i) its management information systems, (ii) the technology, including microcontrollers, embedded in equipment at the Company's national distribution center, (iii) the system for issuing and processing trade letters of credit used by the bank (the "Letter of Credit Provider") that finances the Company's purchases of inventory abroad and (iv) links that will be established to the bank (the "Credit Card Bank") that will finance purchasers using the Company's proprietary credit card after 1999. The Company's headquarters uses a date sensitive voicemail system. The Company's headquarters and stores are generally affected by date sensitive embedded technology used to control heating and ventilation and lighting.



         Computer programs and embedded technology, including the programs and technology on which the Company's operations depend, often will mishandle data that includes a year with digits after "99" (referred to below as "Year 2000 risks").

         The Company's management information systems department (the "MIS Department") is modifying the applications software programs that are essential to its management information systems to accommodate dates after 1999. The MIS Department has identified 268 projects to analyze and, if necessary, modify applications software programs to ensure that they are Year 2000 compliant. After being modified, programs are validated and implemented as part of each project. As of August 1, 1998, 198 projects were completed and 39 projects were underway. The Company's vendor has analyzed the operating systems used by the Company and is modifying those that were not Year 2000 compliant. (Year 2000 remediation of the applications software programs and operating systems essential to the Company's management information systems is referred to below as the "Year 2000 Project.") All work by the MIS Department and the Company's vendor is scheduled to be completed by late Fiscal 1998. Integrated testing of the Company's management information systems, including operating systems, is scheduled to be completed in late Fiscal 1998. There is no assurance, however, that integrated testing will not reveal the need for further modifications in the Company's management information systems.



         The Company has obtained written certification from the manufacturers of the equipment that performs essential functions at the national distribution center stating that the equipment is Year 2000 compliant. There is no assurance, however, that all the essential equipment at the national distribution center will function properly after 1999 or that any malfunctions that occur will not have a material adverse effect on the Company's logistics operations.



         The Company has no reason to believe that the trade letter of credit system used by the Letter of Credit Provider will be unable to accommodate dates after 1999. The Credit Card Bank has assessed its systems and is in the process of modifying its systems to make them Year 2000 compliant. There is no assurance, however, that these banking systems will function properly after 1999 or that any malfunctions that occur will not have a material adverse effect on the Company's sales.



         The Company believes that the embedded technology used in energy management systems to control heating and ventilation and lighting at its headquarters and its stores can quickly be bypassed manually in the event of a malfunction because of an inability to accommodate dates after 1999. There is no assurance, however, that any malfunctions that occur will not have a material adverse effect on the Company's operations.



         Early in Fiscal 1999, the Company will replace its voicemail system with one that is guaranteed to be Year 2000 compliant by the manufacturer.



         The cost of special purchases for the Year 2000 Project accrued through August 1, 1998 was approximately $0.3 million, substantially all of which was accrued in the first half of Fiscal 1998. Amounts equal to the internal and external costs of the Year 2000 Project, however, probably would have been spent on other software development projects, if the Year 2000 Project had not been necessary. Other software development projects deferred because of the Year 2000 Project probably would have improved the Company's operational efficiency but management does not believe that any of the deferred operational improvements would have been material to its operations.



         Budgeted costs of special purchases for the Year 2000 Project in the second half of Fiscal 1998 and in Fiscal 1999, respectively, are not material in relation to the Company's general, administrative and store operating expenses in the comparable previous six and twelve month periods. However, there is no assurance that unexpected additional costs will not be incurred. The budgeted cost of replacing the Company's voicemail system is not material.

         The inability of computerized systems and embedded technology in general to accommodate dates after 1999 may cause disruptions in the United States and abroad in the telecommunications, banking, credit card, transportation, utilities and apparel manufacturing industries and in government services. If such disruptions occur, they could have a material adverse effect on the entire specialty apparel retail industry, including the Company. The Company has not assessed industry-wide Year 2000 risks. The Company's contingency plan for Year 2000 risks that might affect the entire industry is to have multiple, geographically diverse vendors of each major category of goods, to the extent feasible. The Company will address industry-wide Year 2000 risks on an ad hoc basis as problems arise, principally by shifting purchase orders to vendors that are less troubled by Year 2000 problems than their competitors.



         The Company intends to modify its management information systems to make them Year 2000 compliant in all material respects and intends to ensure that the heating and ventilation, lighting and elevator controls at its headquarters will be Year 2000 compliant. There is no commercially viable alternative course of action, so the Company will not develop contingency plans for such Year 2000 risks.



         The Company's contingency plan for Year 2000 risks at its national distribution center is to replace as quickly as possible any essential equipment that has malfunctioned because of inability to accommodate dates after 1999.



         The Company has contingency plans with respect to heating and ventilation and lighting controls in its stores that have malfunctioned because of an inability to accommodate dates after 1999. For stores located in strip shopping centers, the Company will arrange as quickly as possible for local maintenance contractors to bypass manually any controls that have malfunctioned. For stores located in malls and downtown shopping districts, the Company will promptly notify landlords of systems that have malfunctioned and request immediate restoration of service. In the case of any unheated stores that have lights, the Company will also ask store managers to keep the stores open if weather conditions permit.



         There is no assurance that Year 2000 risks will not have a material adverse effect on the Company's operations and financial condition regardless of the Company's remediation efforts and contingency plans.



         The preceding paragraphs contain forward-looking information under the 1995 Private Securities Litigation Reform Act, which is subject to the uncertainties and other risk factors referred to under the caption "External Factors."


                                EXECUTIVE OFFICES

         The executive offices of the Company are located at 365 West Passaic Street, Rochelle Park, New Jersey (telephone no. (201) 845-0880).

                              PLAN OF DISTRIBUTION

         The Selling Stockholders will offer shares of Common Stock for sale from time to time on the NASDAQ National Market System through their respective brokers and may also offer shares for sale in private transactions.

                             UNREGISTERED SECURITIES



         The following options to purchase shares of the Company's common stock were issued without registration under the Securities Act:



                                              Number of
         Date of Grant     Class of Grantee   Underlying Shares   Exercise Price Per Share
         -------------     ----------------   -----------------   ------------------------

         5/21/98           Director            20,000             $11.50 to $12.08
         5/21/98           Officers           300,000             $6.3125
                                              -------
         Total:                               320,000
                                              =======



         The grantees were one non-employee director and two senior officers of the Company.



         The options to a director become exercisable as follows: (i) one grant of 17,000 options becomes exercisable as to 11,000 shares after six months, an additional 1,500 shares after one year and 1,500 shares annually thereafter, and
(ii) another grant of 3,000 options becomes exercisable in five equal annual installments commencing one year after the date of grant.



         The options to officers become exercisable in five equal annual installments commencing February 27, 1999.



         The above grants were exempt from the registration provisions of the Securities Act under Section 4(2) thereof because all the grantees are members of the management of the issuer. Nevertheless, the Company intends to file a registration statement with respect to the options before they become exercisable.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


         The documents listed in (a) through (c) below are incorporated by reference in this Prospectus; and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all Form 4 Statements of Change in Beneficial Ownership filed by the Selling Stockholders after the date of this Prospectus prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents:



         (a) the Company's Annual Report on Form 10-K (including information incorporated therein by reference) for the year ended January 31, 1998 filed with the Commission;



         (b) all reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after January 31, 1998; and


         (c) the description of the Company's Common Stock, par value $.001 per share, contained in its Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, including any amendment or report filed for the purpose of updating such description.

                                 USE OF PROCEEDS

         All shares of Common Stock offered hereby are being offered by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of such shares.


         The exercise price of any employee stock options exercised by Selling Stockholders will be used by the Company for general corporate purposes.


                            VALIDITY OF COMMON STOCK


         The validity of the shares of Common Stock being sold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company's Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 65,000 shares of Common Stock under the Restated 1990 Stock Option Plan and to purchase 60,000 shares of Common Stock under the Restated 1996 Stock Option Plan. The shares of Common Stock issuable upon the exercise of stock options under the Restated 1996 Stock Option Plan held by Mr. Carroll are included in the offering (see "Selling Stockholders"). Mr. Carroll is the beneficiary of retirement trusts that hold 15,164 shares of Common Stock for his account.


                                     EXPERTS


         The consolidated balance sheets of the Company as of January 31, 1998 and February 1, 1997 and the related consolidated statements of income, cash flows and stockholders' equity for each of the three fiscal years ended January 31, 1998 have been incorporated in this Prospectus in reliance on the reports of PricewaterhouseCoopers L.L.P., independent accountants, and on the authority of that firm as experts in accounting and auditing.

                              SELLING STOCKHOLDERS


         The following table sets forth the beneficial ownership of the Company's Common Stock by each Selling Stockholder, both as of August 31, 1998 and after the sale of the shares of Common Stock offered hereby, and the number of shares available for sale in the offering, whether or not the Selling Stockholder has a present intention to sell. All information was determined in accordance with Rule 13d-3 under the Exchange Act based on information furnished by the Selling Stockholder.



                                            Beneficial Ownership                                 Beneficial Ownership
                                              Before Offering(1)                                    After Offering
                                            --------------------                                 --------------------
                                                                           Number of Shares of
Name and Title of                                                         Common Stock Offered      Number of
Selling Stockholder                   Number of Shares         Percent         for Sale(2)           Shares       Percent
-------------------                   ----------------         -------         -----------           ------       -------
Raphael Benaroya                          2,519,507 (3)         18.8%               1,027,925        1,491,582       11.3%
  Chairman of the Board,
  President and Chief
  Executive Officer
George R. Remeta                            480,888 (4)          3.6%                216,888          264,000        2.0%
  Vice Chairman,
  Chief Financial Officer
  and Secretary
Kenneth P. Carroll                           43,164 (5)           *                   60,000              -0-
  Senior Vice President -
  General Counsel
Ellen Demaio                                 20,000 (6)           *                   32,000              -0-
  Senior Vice President -
  General Merchandising Manager
Raymond Brown                                   -0-                                    7,500              -0-
  Vice President -
  Associate Services
Carrie Cline-Tunick                           4,000 (7)           *                   40,000              -0-
  Vice President -
  Product Design and
  Development
Julie L. Daly                                 6,000 (8)           *                   13,000              -0-
  Vice President -
  Strategic Planning
Kent Frauenberger                            14,394 (9)           *                    5,000            9,394        *
  Vice President -
  Logistics
Jon Grossman                                 16,860 (8)           *                   15,000            1,860        *
  Vice President -
  Finance
Charles E. Naff                               8,000 (10)          *                   30,000              -0-
  Vice President -
  Sales
Bradley Orloff                               14,000 (11)          *                    5,000            9,000        *
  Vice President -
  Marketing

                                             Beneficial Ownership                                  Beneficial Ownership
                                              Before Offering(1)                                      After Offering
                                             --------------------                                  --------------------
                                                                            Number of Shares of
Name and Title of                                                              Common Stock
Selling Stockholder                   Number of Shares          Percent     Offered for Sale(2)    Number of Shares   Percent
-------------------                   ----------------          -------     -------------------    ----------------   -------
Robert Portante                                27,442 (10)         *                      5,000              22,442      *
  Vice President -
  MIS
Fredric E. Stern                               32,300 (8)          *                      5,000              27,300      *
  Vice President -
  Controller
Joseph A. Alutto                               12,250 (12)(13)     *                      6,000               6,250      *
  Director
Russell Berrie                                 36,000 (12)         *                      6,000              30,000      *
  Director
Joseph Ciechanover                              3,600 (14)         *                      6,000                 -0-
  Director
Ilan Kaufthal                                  76,000 (12)(15)     *                      6,000              70,000      *
  Director
Vincent Langone                                29,000 (8)(16)      *                      6,000              23,000      *
  Director                                  ---------                                 ---------
Total                                       3,343,405 (17)                            1,492,313
                                            ========= ====                            =========


--------------------------
*    Less than 0.6%


(1) Includes shares issuable upon the exercise of stock options that are vested or are scheduled to become vested within 60 days in accordance with their terms.


(2) Represents all shares issuable upon the exercise of stock options included in the Registration Statement of which this Prospectus is a part, whether or not presently vested, and outstanding shares so included.


(3) Includes 341,570 shares which may be acquired within 60 days by the exercise of stock options.



(4) Includes 139,000 shares which may be acquired within 60 days by the exercise of stock options and certain shares held jointly with his wife.



(5) Includes 28,000 shares which may be acquired within 60 days by the exercise of stock options.



(6) Consists of 20,000 shares which may be acquired within 60 days by the exercise of stock options.



(7) Consists of 4,000 shares which may be acquired within 60 days by the exercise of stock options.



(8) Includes 6,000 shares which may be acquired within 60 days by the exercise of stock options.



(9) Includes 9,000 shares which may be acquired within 60 days by the exercise of stock options.



(10) Includes 8,000 shares which may be acquired within 60 days by the exercise of stock options.



(11) Consists of 14,000 shares which may be acquired within 60 days by the exercise of stock options.



(12) Includes 11,000 shares which may be acquired within 60 days by the exercise of stock options.



(13) The outstanding shares are held jointly with his wife.



(14) Includes 1,800 shares which may be acquired within 60 days by the exercise of stock options.



(15) Excludes shares held by Schroder Wertheim & Co. Incorporated, of which Mr. Kaufthal is a Vice Chairman, and as to which he disclaims beneficial ownership. The outstanding shares owned beneficially are held jointly with his wife.



(16) Includes 400 shares held by a partnership, as to which he disclaims beneficial ownership.



(17) Includes 630,370 shares which may be acquired within 60 days by the exercise of stock options.

         Messrs. Benaroya, Remeta, Carroll and Grossman are officers of the Company. The other officers listed are officers of operating subsidiaries of the Company. The Directors listed, the Chairman of the Board and the Vice Chairman are Directors of the Company.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


         The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all Form 4 Statements of Change in Beneficial Ownership filed by the Selling Stockholders, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.



         (a) The Corporation's Annual Report on Form 10-K (including information incorporated therein by reference) for the year ended January 31, 1998 filed with the Commission.



         (b) All reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after January 31, 1998.



         (c) The description of the Corporation's Common Stock, par value $.001 per share, contained in the Corporation's Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, including any amendment or report filed for the purpose of updating such description.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


         The validity of the shares of Common Stock being sold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company's Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 65,000 shares of Common Stock under the Restated 1990 Stock Option Plan and to purchase 60,000 shares of Common Stock under the Restated 1996 Stock Option Plan. The shares of Common Stock issuable upon the exercise of stock options under the Restated 1996 Stock Option Plan held by Mr. Carroll are included in the offering (see "Selling Stockholders"). Mr. Carroll is the beneficiary of retirement trusts that hold 15,164 shares of Common Stock for his account.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.


         In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a present or former director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made with respect to a person who is an officer or director at the time of determination (i) by the board of directors by majority vote of directors who were not party to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.



         The By-laws of the Corporation provide for indemnification of directors and officers of the Corporation to the fullest extent permitted by law, as now in effect or later amended. The By-laws also provide that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Corporation. The By-laws further provide that such indemnification provisions are not exclusive.



         Additionally, the Corporation's Certificate of Incorporation eliminates the personal liability of the Corporation's directors to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.



         The Corporation carries a directors' and officers' insurance policy that provides indemnification to its officers and directors under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.


         Pursuant to the provisions of the Corporation's Restated 1989 Performance Option Plan, Raphael Benaroya purchased 937,500 shares of Common Stock and George R. Remeta purchased 140,625 shares of Common Stock on February 13, 1998. The shares purchased by Messrs. Benaroya and Remeta are restricted securities that will be reofferred and resold by them under this registration statement. The restricted securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act. Section 4(2) made the exemption available because (i) the purchasers were officers of the Corporation, (ii) the purchasers were the only participants in the 1989 Plan and the only offerees in connection with the 1989 Plan, (iii) the purchasers made representations about their investment intent and (iv) the stock certificates representing the shares purchased contained appropriate legends restricting transfer except in compliance with the Securities Act and the regulations promulgated thereunder.


ITEM 8.  EXHIBITS.


         The following exhibits are filed as a part of this registration statement:


4.  Instruments Defining the Rights of Security Holders.


         4.1 Articles FOURTH and SIXTH of the Amended and Restated Articles of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation's Form S-1 Registration Statement (Registration Number 33-44499)).


5.  Opinion re Legality.


         5.1 Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock registered hereunder (previously filed as part of this registration statement).


23.  Consent of Experts and Counsel.


         23.1 Consent of PricewaterhouseCoopers L.L.P. (incorporated by reference to Exhibit 23.1 to the Corporation's Annual Report on Form 10-K for the year ended January 31, 1998).


         23.2 Consent of Kenneth P. Carroll, Esq. as set forth as part of
Exhibit 5.1 above.


         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended May 2, 1998 are incorporated herein by reference:



Number in Filing  Description
----------------  -----------



         10.1* 1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and Raphael Benaroya



         10.2* 1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and George R. Remeta

         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 31, 1998 are incorporated herein by reference:



Number in Filing  Description
----------------  -----------



         4.1      Amended By-Laws of the Corporation



         10.1 Restated Stockholders' Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders and Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto



         10.2 Private Label Credit Program Agreement, dated January 27, 1998, between the Corporation, United Retail Incorporated and World Financial Network National Bank (Confidential portions have been deleted and filed separately with the Secretary of the Commission)



         10.4*    Restated 1990 Stock Option Plan as of March 6, 1998



         10.5*    Restated 1990 Stock Option Plan as of May 28, 1996



         10.6*    Restated 1996 Stock Option Plan as of March 6, 1998



         10.7*    Restated 1989 Performance Option Plan as of March 6, 1998



         13 Sections of 1997 Annual Report to Stockholders (including opinion of Independent Public Accountants) that are incorporated by reference in response to the items of the Annual Report on Form 10-K



         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 1, 1997 is incorporated herein by reference:



Number in Filing  Description
----------------  -----------



         10.1 Amendment, dated September 15, 1997, to Financing Agreement among the Corporation, United Retail Incorporated and The CIT Group/Business Credit, Inc. ("CIT")



         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended August 2, 1997 are incorporated herein by reference:



Number in Filing  Description
----------------  -----------



         10.1 Financing Agreement, dated August 15, 1997, among the Corporation, United Retail Incorporated and CIT



         10.2*    Amendment No. 1 to Restated Supplemental Retirement Savings
                  Plan


         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 2, 1996 is incorporated herein by reference:


Number in Filing  Description
----------------  -----------


         10.1*    Restated Supplemental Retirement Savings Plan

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended May 4, 1996 are incorporated herein by reference:


Number in Filing  Description
----------------  -----------


         10.3 Amended and Restated Term Sheet Agreement for Hosiery, dated as of December 29, 1995, between The Avenue, Inc. and American Licensing Group, Inc. (Confidential portions have been deleted and filed separately with the Secretary of the Commission)


         The following exhibit to the Corporation's Current Report on Form 8-K, dated March 22, 1996, is incorporated herein by reference:



Number in Filing  Description
----------------  -----------


         10.3* Employment Agreement, dated March 1, 1996, between the Corporation and Kenneth P. Carroll

         The following exhibits to the Corporation's Amended Current Report on Form 8-KA, dated May 22, 1995, are incorporated herein by reference:


Number in Filing  Description
----------------  -----------


         10.1 Amended and Restated Gloria Vanderbilt Intimate Apparel Sublicense Agreement, dated May 22, 1995, between United Retail Incorporated and American Licensing Group Limited Partnership ("ALGLP")

         10.2 Gloria Vanderbilt Sleepwear Sublicense Agreement, dated May 22, 1995, between United Retail Incorporated and ALGLP


         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 28, 1995 are incorporated herein by reference:



Number in Filing  Description
----------------  -----------


         10.1*    Incentive Compensation Program Summary

         21       Subsidiaries of the Corporation


         The following exhibits to the Corporation's amended Annual Report on Form 10-KA for the year ended January 29, 1994 are incorporated herein by reference:



Number in Filing  Description
----------------  -----------


         10.3 Amendment, dated December 6, 1993, to Credit Agreement between the Corporation and Citibank

         10.4 Term Sheet Agreement, dated as of May 4, 1993, with respect to Amended and Restated Gloria Vanderbilt Hosiery Sublicense Agreement

         The following exhibits to the Corporation's Registration Statement on Form S-1 (Registration No. 33-44499), as amended, are incorporated herein by reference:



Number in Filing  Description
----------------  -----------


         3.1      Amended and Restated Certificate of Incorporation of
                  Registrant

         4.1      Specimen Certificate for Common Stock of Registrant


         10.2.1 Software License Agreement, dated as of April 30, 1989, between The Limited Stores, Inc. and Sizes Unlimited, Inc. (now known as United Retail Incorporated)


         10.2.2   Amendment to Software License Agreement, dated December 10,
                  1991

         10.7 Amended and Restated Gloria Vanderbilt Hosiery Sublicense Agreement, dated as of April 30, 1989, between American Licensing Group, Inc. (Licensee) and Sizes Unlimited, Inc. (Sublicensee)


         10.12 Amended and Restated Master Affiliate Sublease Agreement, dated as of July 17, 1989, among Lane Bryant, Inc., Lerner Stores, Inc. (Landlord) and Sizes Unlimited, Inc. (Tenant) and Amendment thereto, dated July 17, 1989


         10.23* Restated Employment Agreement, dated November 1, 1991, between the Corporation and Raphael Benaroya


         10.25* Restated Employment Agreement, dated November 1, 1991, between the Corporation and George R. Remeta


         10.33* 1991 Stock Option Agreement, dated November 1, 1991, between the Corporation and Raphael Benaroya

         10.34* 1991 Stock Option Agreement, dated November 1, 1991, between the Corporation and George R. Remeta

         10.38 Management Services Agreement, dated August 26, 1989, between American Licensing Group, Inc. and ALGLP

         10.39 First Refusal Agreement, dated as of August 31, 1989, between the Corporation and ALGLP

         10.43 Credit Plan Agreement, dated June 3, 1992, among the Corporation, Sizes Unlimited, Inc. and Citibank


------------------------
         *A compensatory plan for the benefit of the Corporation's management or a management contract.


ITEM 9.  UNDERTAKINGS.


         (a)  The undersigned Corporation hereby undertakes:


         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To including any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant.


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochelle Park, State of New Jersey, on the 18th day of September, 1998.


                                    UNITED RETAIL GROUP, INC.
                                    (Registrant)



                                    By: /s/ RAPHAEL BENAROYA
                                        ----------------------------------------
                                        Raphael Benaroya, Chairman of the Board,
                                        President and Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities indicated on the 18th day of September, 1998.



SIGNATURE                     TITLE
---------                     -----



/s/ RAPHAEL BENAROYA          Chairman of the Board, President, Chief Executive
Raphael Benaroya                         Officer and Director



/s/ GEORGE R. REMETA          Vice Chairman of the Board, Chief Financial
George R. Remeta                         Officer, Secretary and Director



/s/ JON GROSSMAN              Vice President-Finance and Chief Accounting
Jon Grossman                  Officer



/s/JOSEPH A. ALUTTO*          Director
Joseph A. Alutto



________________________      Director
Russell Berrie



/s/JOSEPH CIECHANOVER*        Director
Joseph Ciechanover



/s/ILAN KAUFTHAL*             Director
Ilan Kaufthal

/s/VINCENT LANGONE*           Director
Vincent Langone



/s/RICHARD W. RUBENSTEIN*     Director
Richard W. Rubenstein



----------------------------
*By George R. Remeta, as attorney-in-fact, pursuant to Power of Attorney filed with the registration statement on March 5, 1998.

                                  EXHIBIT LIST


         The following exhibits are filed as a part of this registration statement:


4.  Instruments Defining the Rights of Security Holders.


         4.1 Articles FOURTH and SIXTH of the Amended and Restated Articles of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation's Form S-1 Registration Statement (Registration Number 33-44499)).


5.  Opinion re Legality.


         5.1 Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock registered hereunder (previously filed as part of this registration statement).


23.  Consent of Experts and Counsel.


         23.1 Consent of PricewaterhouseCoopers L.L.P. (incorporated by reference to Exhibit 23.1 to the Corporation's Annual Report on Form 10-K for the year ended January 31, 1998).


         23.2 Consent of Kenneth P. Carroll, Esq. as set forth as part of
Exhibit 5.1 above.


         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended May 2, 1998 are incorporated herein by reference:



Number in Filing  Description
----------------  -----------



         10.1* 1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and Raphael Benaroya



         10.2* 1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and George R. Remeta



         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 31, 1998 are incorporated herein by reference:



Number in Filing  Description
----------------  -----------




         4.1      Amended By-Laws of the Corporation



         10.1 Restated Stockholders' Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders and Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto



         10.2 Private Label Credit Program Agreement, dated January 27, 1998, between the Corporation, United Retail Incorporated and World Financial Network National Bank (Confidential portions have been deleted and filed separately with the Secretary of the Commission)



         10.4*    Restated 1990 Stock Option Plan as of March 6, 1998



         10.5*    Restated 1990 Stock Option Plan as of May 28, 1996



         10.6*    Restated 1996 Stock Option Plan as of March 6, 1998

         10.7*    Restated 1989 Performance Option Plan as of March 6, 1998



         13 Sections of 1997 Annual Report to Stockholders (including opinion of Independent Public Accountants) that are incorporated by reference in response to the items of the Annual Report on Form 10-K



         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 1, 1997 is incorporated herein by reference:



Number in Filing  Description
----------------  -----------



         10.1 Amendment, dated September 15, 1997, to Financing Agreement among the Corporation, United Retail Incorporated and The CIT Group/Business Credit, Inc. ("CIT")


         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended August 2, 1997 are incorporated herein by reference:


Number in Filing  Description
----------------  -----------


         10.1 Financing Agreement, dated August 15, 1997, among the Corporation, United Retail Incorporated and CIT

         10.2*    Amendment No. 1 to Restated Supplemental Retirement Savings
                  Plan


         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 2, 1996 is incorporated herein by reference:



Number in Filing  Description
----------------  -----------


         10.1*    Restated Supplemental Retirement Savings Plan

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended May 4, 1996 are incorporated herein by reference:


Number in Filing  Description
----------------  -----------


         10.3 Amended and Restated Term Sheet Agreement for Hosiery, dated as of December 29, 1995, between The Avenue, Inc. and American Licensing Group, Inc. (Confidential portions have been deleted and filed separately with the Secretary of the Commission)


         The following exhibit to the Corporation's Current Report on Form 8-K, dated March 22, 1996, is incorporated herein by reference:



Number in Filing  Description
----------------  -----------



         10.3* Employment Agreement, dated March 1, 1996, between the Corporation and Kenneth P. Carroll

         The following exhibits to the Corporation's Amended Current Report on Form 8-KA, dated May 22, 1995, are incorporated herein by reference:


Number in Filing  Description
----------------  -----------


         10.1 Amended and Restated Gloria Vanderbilt Intimate Apparel Sublicense Agreement, dated May 22, 1995, between United Retail Incorporated and American Licensing Group Limited Partnership ("ALGLP")

         10.2 Gloria Vanderbilt Sleepwear Sublicense Agreement, dated May 22, 1995, between United Retail Incorporated and ALGLP

         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 28, 1995 are incorporated herein by reference:


Number in Filing  Description
----------------  -----------


         10.1*    Incentive Compensation Program Summary

         21       Subsidiaries of the Corporation


         The following exhibits to the Corporation's amended Annual Report on Form 10-KA for the year ended January 29, 1994 are incorporated herein by reference:



Number in Filing  Description
----------------  -----------


         10.3 Amendment, dated December 6, 1993, to Credit Agreement between the Corporation and Citibank

         10.4 Term Sheet Agreement, dated as of May 4, 1993, with respect to Amended and Restated Gloria Vanderbilt Hosiery Sublicense Agreement


         The following exhibits to the Corporation's Registration Statement on Form S-1 (Registration No. 33-44499), as amended, are incorporated herein by reference:



Number in Filing  Description
----------------  -----------


         3.1      Amended and Restated Certificate of Incorporation of
                  Registrant

         4.1      Specimen Certificate for Common Stock of Registrant


         10.2.1 Software License Agreement, dated as of April 30, 1989, between The Limited Stores, Inc. and Sizes Unlimited, Inc. (now known as United Retail Incorporated)


         10.2.2   Amendment to Software License Agreement, dated December 10,
                  1991

         10.7 Amended and Restated Gloria Vanderbilt Hosiery Sublicense Agreement, dated as of April 30, 1989, between American Licensing Group, Inc. (Licensee) and Sizes Unlimited, Inc. (Sublicensee)

         10.12 Amended and Restated Master Affiliate Sublease Agreement, dated as of July 17, 1989, among Lane Bryant, Inc., Lerner Stores, Inc. (Landlord) and Sizes Unlimited, Inc. (Tenant) and Amendment thereto, dated July 17, 1989


         10.23* Restated Employment Agreement, dated November 1, 1991, between the Corporation and Raphael Benaroya


         10.25* Restated Employment Agreement, dated November 1, 1991, between the Corporation and George R. Remeta


         10.33* 1991 Stock Option Agreement, dated November 1, 1991, between the Corporation and Raphael Benaroya

         10.34* 1991 Stock Option Agreement, dated November 1, 1991, between the Corporation and George R. Remeta

         10.38 Management Services Agreement, dated August 26, 1989, between American Licensing Group, Inc. and ALGLP

         10.39 First Refusal Agreement, dated as of August 31, 1989, between the Corporation and ALGLP

         10.43 Credit Plan Agreement, dated June 3, 1992, among the Corporation, Sizes Unlimited, Inc. and Citibank


------------------------
         *A compensatory plan for the benefit of the Corporation's management or a management contract.